As filed with the Securities and Exchange Commission on May 31, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

1847 HOLDINGS LLC

(Exact name of registrant as specified in its charter)

Delaware	5700	38-3922937
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

590 Madison Avenue, 21st Floor

New York, NY 10022

(212) 417-9800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ellery W. Roberts

Chief Executive Officer

590 Madison Avenue, 21st Floor

New York, NY 10022

(212) 417-9800

Copies to:

Louis A. Bevilacqua, Esq.

BEVILACQUA PLLC

1050 Connecticut Ave., NW, Suite 500

Washington, DC 20036

(202) 869-0888

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED MAY 31, 2024

1847 HOLDINGS LLC

1,394,052 Common Shares

This prospectus relates to 1,394,052 common shares that may be sold from time to time by the selling shareholders named in this prospectus, which includes:

●	92,937 common shares issuable to selling shareholders upon the exercise of warrants; and

●	1,301,115 common shares that may be issued to the selling shareholders upon the conversion of 20% OID subordinated promissory notes in the principal amount of $625,000 that may be converted into common shares only if an event of default occurs under such notes.

We will not receive any proceeds from the sales of outstanding common shares by the selling shareholders, but we will receive funds from the exercise of the warrants held by the selling shareholders.

Our common shares are listed on NYSE American under the symbol “EFSH.” On May 29, 2024, the last reported sale price of our common shares on NYSE American was $1.23 per share. There is no public market for the warrants.

The selling shareholders may offer and sell the common shares being offered by this prospectus from time to time in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The selling shareholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders, the purchasers of the shares, or both. Any participating broker-dealers and any selling shareholders who are affiliates of broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any commissions or discounts given to any such broker-dealer or affiliates of a broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common shares. See “Plan of Distribution” for a more complete description of the ways in which the shares may be sold.

Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page 4 to read about factors you should consider before you make an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2024

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section of this prospectus titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “we,” “us,” “our” and “our company” refer, collectively, to 1847 Holdings LLC and its subsidiaries taken as a whole.

Our Company

Overview

We are an acquisition holding company focused on acquiring and managing a group of small businesses, which we characterize as those that have an enterprise value of less than $50 million, in a variety of different industries headquartered in North America.

Through our structure, we offer investors an opportunity to participate in the ownership and growth of a portfolio of businesses that traditionally have been owned and managed by private equity firms, private individuals or families, financial institutions or large conglomerates. We believe that our management and acquisition strategies will allow us to achieve our goals to make and grow regular distributions to our common shareholders and increase common shareholder value over time.

We seek to acquire controlling interests in small businesses that we believe operate in industries with long-term macroeconomic growth opportunities, and that have positive and stable earnings and cash flows, face minimal threats of technological or competitive obsolescence and have strong management teams largely in place. We believe that private company operators and corporate parents looking to sell their businesses will consider us to be an attractive purchaser of their businesses. We make these businesses our majority-owned subsidiaries and actively manage and grow such businesses. We expect to improve our businesses over the long term through organic growth opportunities, add-on acquisitions and operational improvements.

Our Businesses

Construction

Our construction business is operated through our subsidiaries Kyle’s Custom Wood Shop, Inc., an Idaho corporation, or Kyle’s, High Mountain Door & Trim Inc., a Nevada corporation, or High Mountain, and Sierra Homes, LLC d/b/a Innovative Cabinets & Design, a Nevada limited liability company, or Innovative Cabinets. Kyle’s was acquired in the third quarter of 2020 and High Mountain and Innovative Cabinets were acquired in the fourth quarter of 2021. This business segment accounted for approximately 57.8% and 64.9% of our total revenues for the years ended December 31, 2023 and 2022, respectively, and for approximately 62.0% and 68.7% of our total revenues for the three months ended March 31, 2024 and 2023, respectively.

We specialize in all aspects of finished carpentry and related products and services, including doors, door frames, base boards, crown molding, cabinetry, bathroom sinks and cabinets, bookcases, built-in closets, and fireplace mantles, among others. We also install windows and kitchen countertops. We primarily service large homebuilders and homeowners of single-family homes and commercial and multi-family developers in the greater Reno-Sparks-Fernley metro area in Nevada and in the Boise, Idaho area.

Eyewear Products

Our eyewear products business is operated by ICU Eyewear Holdings, Inc., a California corporation, and its subsidiary ICU Eyewear, Inc., a California corporation, which we collectively refer to as ICU Eyewear. This segment, which we acquired in the first quarter of 2023, accounted for approximately 22.5% of our total revenues for the year ended December 31, 2023 and for approximately 26.1% of our total revenues for the three months ended March 31, 2024.

ICU Eyewear, which was founded in 1956 and is headquartered in Hollister, California, is a leading designer of over-the-counter, or OTC, non-prescription reading glasses, sunglasses, blue light blocking eyewear, sun readers and outdoor specialty sunglasses, as well as select health and personal care items, such as surgical face masks. We sell our products to big-box national retail chains, through various distributors, as well as online direct to consumer sales. We believe that we are the only OTC eyewear supplier in the U.S. to have meaningful penetration in all significant retail channels including grocery, specialty, office supply, pharmacy, and outdoor sports stores.

Automotive Supplies

Our automotive supplies business is operated by Wolo Mfg. Corp., a New York corporation, and Wolo Industrial Horn & Signal, Inc., a New York corporation, which we collectively refer to as Wolo. This business segment accounted for approximately 6.6% and 13.3% of our total revenues for the years ended December 31, 2023 and 2022, respectively, and for approximately 11.9% and 9.7% of our total revenues for the three months ended March 31, 2024 and 2023, respectively.

Our automotive supplies business is headquartered in Deer Park, New York and was founded in 1965. We design and sell horn and safety products (electric, air, truck, marine, motorcycle and industrial equipment), and offer vehicle emergency and safety warning lights for cars, trucks, industrial equipment and emergency vehicles. Focused on the automotive and industrial after-market, we sell our products to big-box national retail chains, through specialty and industrial distributors, as well as on- line/mail order retailers and original equipment manufacturers.

Our Manager

We have engaged 1847 Partners LLC, which we refer to as our manager, to manage our day-to-day operations and affairs, oversee the management and operations of our businesses and perform certain other services on our behalf, subject to the oversight of our board of directors. Ellery W. Roberts, our Chief Executive Officer, is the sole manager of our manager and, as a result, our manager is an affiliate of Mr. Roberts.

We have entered into a management services agreement with our manager, pursuant to which we are required to pay our manager a quarterly management fee equal to 0.5% (2.0% annualized) of our company’s adjusted net assets (as defined in the management services agreement) for services performed. Pursuant to the management services agreement, we have agreed that our manager may, at any time, enter into offsetting management services agreements with our businesses pursuant to which our manager may perform services that may or may not be similar to management services. Any fees to be paid by one of our businesses pursuant to such agreements are referred to as offsetting management fees and will offset, on a dollar-for-dollar basis, the management fee otherwise due and payable by us under the management services agreement with respect to a fiscal quarter. Our manager has entered into offsetting management services agreements with our subsidiary 1847 Cabinet Inc., which provides for the payment of quarterly management fees equal to the greater of $75,000 or 2% of adjusted net assets, and with 1847 Wolo Inc., which provides for the payment of quarterly management fees equal to the greater of $125,000 or 2% of adjusted net assets. The management services agreement provides that the aggregate amount of offsetting management fees to be paid to our manager with respect to any fiscal quarter shall not exceed the management fee to be paid to our manager with respect to such fiscal quarter.

Our manager also owns all of our allocation shares, which are a separate class of limited liability company interests. The allocation shares generally will entitle our manager to receive a 20% profit allocation upon the sale of a particular subsidiary, calculated based on whether the gains generated by such sale (in excess of a high-water mark) plus certain historical profits of the subsidiary exceed an annual hurdle rate of 8% (which rate is multiplied by the subsidiary’s average share of our consolidated net assets). Once such hurdle rate has been exceeded, then the profit allocation becomes payable to our manager.

Corporate Information

Our principal executive offices are located at 590 Madison Avenue, 21st Floor, New York, NY 10022 and our telephone number is 212-417-9800. We maintain a website at www.1847holdings.com. Kyle’s maintains a website at www.kylescabinets.com, Innovative Cabinets maintains a website at www.innovativecabinetsanddesign.com, ICU Eyewear maintains a website at icueyewear.com and Wolo maintains a website at www.wolo-mfg.com. Information available on our websites is not incorporated by reference in and is not deemed a part of this prospectus.

The Offering

Common shares offered by selling shareholders:	This prospectus relates to 1,394,052 common shares that may be sold from time to time by the selling shareholders named in this prospectus, which includes:

● 92,937 common shares issuable to selling shareholders upon the exercise of warrants; and

● 1,301,115 common shares that may be issued to the selling shareholders upon the conversion of 20% OID subordinated promissory notes in the principal amount of $625,000 that may be converted into common shares only if an event of default occurs under such notes.

Common shares outstanding(1):	5,806,851 common shares.

Use of proceeds:	We will not receive any proceeds from the sales of outstanding common shares by the selling shareholders, but we will receive funds from the exercise of the warrants held by the selling shareholders. See “Use of Proceeds.”

Risk factors:	Investing in our securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 4.

Trading market and symbol:	Our common shares are listing on NYSE American under the symbol “EFSH.”

(1)	The number of common shares outstanding excludes:

●	110,002 common shares issuable upon the conversion of our outstanding series A senior convertible preferred shares;

●	2,468,201 common shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $2.00 per share;

●	common shares issuable upon the conversion of secured convertible promissory notes in the aggregate principal amount of $24,349,796, which are convertible into our common shares at a conversion price of $1.00 (subject to adjustment);

●	common shares issuable upon the conversion of promissory notes in the aggregate principal amount of $834,689, which are convertible into our common shares only upon an event of default at a conversion price equal to 80% of the lowest volume weighted average price of our common shares on any trading day during the 5 trading days prior to the conversion date, subject to a floor price of $1.00;

●	common shares issuable upon the conversion of 20% OID subordinated promissory notes in the aggregate principal amount of $2,531,250, which are convertible into our common shares only upon an event of default at a conversion price equal to 90% of the lowest volume weighted average price of our common shares on any trading day during the 5 trading days prior to the conversion date, subject to a floor price of $3.00;

●	common shares issuable upon the conversion of a 20% OID subordinated promissory note in the principal amount of $625,000, which is convertible into our common shares only upon an event of default at a conversion price equal to 90% of the lowest volume weighted average price of our common shares on any trading day during the 5 trading days prior to the conversion date, subject to a floor price of $0.01;

●	common shares issuable upon the exchange of 6% subordinated convertible promissory notes in the principal amount of $2,520,345, which are exchangeable for our common shares at an exchange price equal to the higher of $1,000 or the 30-day volume weighted average price of our common shares; and

●	20,000 common shares that are reserved for issuance under our 2023 Equity Incentive Plan.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider the risks, uncertainties and assumptions discussed under “Part I-Item 1A-Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II-Item 1A-Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, or the SEC, in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common shares by the selling shareholders. We may, however, receive up to approximately $250,001 from the exercise of warrants held by selling shareholders. We will retain broad discretion over the use of the net proceeds to us. We currently expect to use the net proceeds that we receive from the exercise of warrants for working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire, license or invest in complementary products, technologies or businesses. The expected use of net proceeds represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon exercise of the warrants. Pending these uses, we may invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

SELLING SHAREHOLDERS

The common shares being offered by the selling shareholders are common shares issuable to the selling shareholders upon the exercise of warrants and common shares that may be issued to the selling shareholders upon the conversion of 20% OID subordinated promissory notes in the principal amount of $625,000 that may be converted into common shares only if an event of default occurs under such notes. We are registering the shares in order to permit the selling shareholders to offer the shares for resale from time to time.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares that they beneficially own, subject to applicable community property laws. Unless otherwise indicated in the footnotes below, based on the information provided to us by or on behalf of the selling shareholders, no selling shareholder is a broker-dealer or an affiliate of a broker-dealer.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the common shares by each of the selling shareholders. The second column lists the number of common shares beneficially owned by each selling shareholder. The third column lists the common shares being offered by this prospectus by the selling shareholders. The fourth column assumes the sale of all of the ordinary shares offered by the selling shareholders pursuant to this prospectus.

Applicable percentage ownership is based on 5,806,851 common shares outstanding as of May 29, 2024. For purposes of computing percentage ownership after this offering, we have assumed that all warrants and 20% OID subordinated promissory notes held by the selling shareholders will be converted to common shares and sold in this offering. In computing the number of common shares beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all common shares subject to options, warrants or other convertible securities held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of May 29, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Common Shares Beneficially Owned Prior to this Offering		Number of Common Shares Being	Common Shares Beneficially Owned After this Offering
Name of Beneficial Owner	Shares	%	Offered	Shares	%
Altium Growth Fund LP(1)	1,394,052	4.99%	1,394,052	-	-

*	Less than 1%

(1)	Includes 92,937 common shares issuable upon the exercise of a warrant and 1,301,115 common shares that may be issued upon the conversion of a 20% OID subordinated promissory note in the principal amount of $625,000 that may be converted into common shares only if an event of default occurs under such note. The warrant and the note contain ownership limitations, such that we shall not effect any exercise or conversion, and the holder shall not have the right to exercise or convert, any portion of the warrant or note to the extent that after giving effect to the issuance of common shares upon exercise or conversion, such holder, together with its affiliates and any other persons acting as a group together with such holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of common shares outstanding immediately after giving effect to the issuance of common shares upon exercise or conversion, which such percentage may be increased or decreased by the holder, but not in excess of 9.99%, upon at least 61 days’ prior notice to us. Therefore, we have reduced the applicable percentage to 4.99%. Altium Capital Management, LP, the investment manager of Altium Growth Fund, LP, has voting and investment power over these securities. Jacob Gottlieb is the managing member of Altium Capital Growth GP, LLC, which is the general partner of Altium Growth Fund, LP. Each of Altium Growth Fund, LP and Jacob Gottlieb disclaims beneficial ownership over these securities. The principal address of Altium Capital Management, LP is 152 West 57th Street, 20th Floor, New York, NY 10019. Altium Capital Management LP also holds a warrant for the purchase of 8,197 common shares.

PLAN OF DISTRIBUTION

The selling shareholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their common shares on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales will occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	through the writing of options on the shares;

●	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share; and

●	a combination of any such methods of sale.

The selling shareholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling shareholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling shareholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling shareholder will attempt to sell shares in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling shareholders. The selling shareholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act, the Exchange Act and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling shareholders, but excluding brokerage commissions or underwriter discounts.

The selling shareholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling shareholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling shareholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling shareholders or any other such person. In the event that any of the selling shareholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling shareholders will not be permitted to engage in short sales of common shares. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling shareholders will not be permitted to engage in a short sale of our shares. All of these limitations may affect the marketability of the shares.

If a selling shareholder notifies us that it has a material arrangement with a broker-dealer for the resale of the shares, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling shareholder and the broker-dealer.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Bevilacqua PLLC, Washington, DC.

As of the date of this prospectus, Louis A. Bevilacqua, the managing member of Bevilacqua PLLC, owns 719 common shares. Mr. Bevilacqua also owns approximately 9% of 1847 Partners Class A Member LLC and 10% of 1847 Partners Class B Member LLC. Mr. Bevilacqua received these securities as partial consideration for legal services previously provided to us.

EXPERTS

Our financial statements for the years ended December 31, 2023 and 2022 have been incorporated by reference in this prospectus in reliance upon the report of Sadler, Gibb & Associates, LLC, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.1847holdings.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

●	our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 25, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 15, 2024;

●	our Current Reports on Form 8-K filed with the SEC on February 9, 2024, February 9, 2024, February 15, 2024, April 11, 2024 and May 14, 2024; and

●	our Definitive Proxy Statement on Schedule 14A filed on April 29, 2024.

We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that we incorporate by reference in this prospectus contained in the registration statement (except exhibits to the documents that are not specifically incorporated by reference) at no cost to you, by writing or calling us at:

1847 Holdings LLC

590 Madison Avenue, 21st Floor

New York, NY 10022

Attn: Secretary

(212) 417-9800

1,394,052 Common Shares

1847 HOLDINGS LLC

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth estimated fees and expenses (except in the case of the SEC registration fee) in connection with the issuance and distribution of the securities being registered.

Amount
SEC registration fee	$259.26
Accounting fees and expenses	4,000.00
Legal fees and expenses	15,000.00
Transfer agent fees and expenses	3,000.00
Printing and related fees and expenses	5,000.00
Miscellaneous fees and expenses	2,000.74
Total	$29,260.00

Item 14. Indemnification of Directors and Officers

Certain provisions of our operating agreement are intended to be consistent with Section 145 of the General Corporation Law of the State of Delaware, which provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceedings to which he is, or is threatened to be made, a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceedings, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Our operating agreement includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

●	for any breach of the director’s duty of loyalty to the company or its shareholders;

●	for acts or omissions not in good faith or a knowing violation of law;

●	regarding unlawful distributions and interest purchases analogous to Section 174 of the General Corporation Law of the State of Delaware; or

●	for any transaction from which the director derived an improper benefit.

Our operating agreement provides that:

●	we must indemnify our directors and officers to the equivalent extent permitted by General Corporation Law of the State of Delaware;

●	we may indemnify our other employees and agents to the same extent that we indemnify our officers and directors, unless otherwise determined by our board of directors; and

●	we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the extent permitted by Delaware law and may advance expenses as incurred to our other employees and agents, unless otherwise determined by our board of directors.

The indemnification provisions contained in our operating agreement are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of shareholders or disinterested directors or otherwise.

In addition, we have entered into indemnification agreements with each of our executive officers and directors, pursuant to which we have agreed to indemnify them to the fullest extent permitted by law. Under the indemnification agreements, we have agreed to advance all expenses incurred by or on behalf of the independent directors in connection with any proceeding within thirty (30) days after the receipt by us of a statement requesting such advance, whether prior to or after final disposition of such proceeding.

We also have insurance on behalf of our directors and executive officers and certain other persons insuring them against any liability asserted against them in their respective capacities or arising out of such status.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

During the past three years, we issued the following securities, which were not registered under the Securities Act.

On October 8, 2021, we issued to two institutional investors secured convertible promissory notes in the aggregate principal amount of $24,860,000. On October 8, 2021, we also issued to one investor five-year warrants for the purchase of 3,602 common shares.

On February 24, 2022, we sold an aggregate of 320,333 units, at a price of $3.00 per unit, for aggregate gross proceeds of $960,999. On March 24, 2022, we sold an additional 106,666 units for aggregate gross proceeds of $319,990. On April 20, 2022, we sold an additional 28,333 units for aggregate gross proceeds of $85,000. On May 12, 2022, we sold an additional 16,667 units for aggregate gross proceeds of $50,000. On May 19, 2022, we sold an additional 9,567 units for aggregate gross proceeds of $28,700. In the aggregate, we issued 481,566 series B senior convertible preferred shares and three-year warrants to purchase 1,209 common shares.

On July 8, 2022, we entered into a securities purchase agreement with Mast Hill Fund, L.P., pursuant to which we issued to Mast Hill Fund, L.P. a promissory note in the principal amount of $600,000, which is convertible only upon an event of default, and a five-year warrant for the purchase of 1,000 common shares for a total purchase price of $540,000.

On July 8, 2022, we issued to J.H. Darbie & Co., Inc. a five-year warrant for the purchase of 36 common shares.

On August 2, 2022, we issued 2,851 common shares to Bevilacqua PLLC, our outside securities counsel, upon the settlement of accounts payable.

On January 3, 2023, we issued warrants for the purchase of 4,079 common shares as a dividend to our common shareholders of record as of December 23, 2022 pursuant to a warrant agent agreement, dated January 3, 2023, with VStock Transfer, LLC.

On February 3, 2023, we entered into securities purchase agreements with two accredited investors, pursuant to which we issued to such investors (i) promissory notes in the aggregate principal amount of $604,000, which are convertible only upon an event of default, and (ii) five-year warrants for the purchase of an aggregate of 1,259 common shares for a total purchase price of $543,600. As additional consideration, we issued an aggregate of 1,259 common shares to the investors as a commitment fee.

On February 3, 2023, we issued to J.H. Darbie & Co., Inc. a five-year warrant for the purchase of 9 common shares.

On February 9, 2023, we entered into securities purchase agreements with the same two accredited investors, pursuant to which we issued to such investors (i) promissory notes in the aggregate principal amount of $2,557,575, which are convertible only upon an event of default, and (ii) five-year warrants for the purchase of an aggregate of 5,239 common shares for a total purchase price of $2,301,818. As additional consideration, we issued 2,898 common shares to one investor and issued to the other investor a five-year warrant for the purchase of 2,431 common shares, which were issued as a commitment fee.

On February 9, 2023, we issued to J.H. Darbie & Co., Inc. a five-year warrant for the purchase of 120 common shares.

On February 22, 2023, we entered into another securities purchase agreement with one of the investors pursuant to which we issued to such investor (i) a promissory note in the principal amount of $878,000, which is convertible only upon an event of default, and (ii) a five-year warrant for the purchase of 1,830 common shares for a total purchase price of $790,200. As additional consideration, we issued a five-year warrant for the purchase of 1,984 common shares to the investor as a commitment fee.

On February 22, 2023, we issued to J.H. Darbie & Co., Inc. a five-year warrant for the purchase of 76 common shares.

On August 11, 2023, we issued to certain accredited investors 20% OID subordinated promissory notes in the aggregate principal amount of $3,125,000, which are convertible only upon an event of default, and warrants for the purchase of an aggregate of 40,989 common shares for a total purchase price of $2,500,000. We also issued to Spartan Capital Securities, LLC, the placement agent, a common share purchase warrant for the purchase of a number of common shares equal to eight percent (8%) of the number common shares issuable upon conversion of the 20% OID subordinated promissory notes and exercise of the warrants.

On May 8, 2024, we issued to an accredited investor a 20% OID subordinated promissory note in the principal amount of $625,000, which is convertible only upon an event of default, and a warrant for the purchase of 92,937 common shares for a total purchase price of $500,000. We also issued to Spartan Capital Securities, LLC, the placement agent, a common share purchase warrant for the purchase of a number of common shares equal to eight percent (8%) of the number common shares issuable upon conversion of the 20% OID subordinated promissory note and exercise of the warrant.

The issuance of these securities was made in reliance upon the exemption from the registration requirements of Section 5 of the Securities Act provided by Section 4(a)(2) of the Securities Act.

Item 16. Exhibits.

(a) Exhibits.

Exhibit No.	Description
3.1	Certificate of Formation of 1847 Holdings LLC (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed on February 7, 2014)
3.2	Second Amended and Restated Operating Agreement of 1847 Holdings LLC, dated January 19, 2018 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on January 22, 2018)
3.3	Amendment No. 1 to Second Amended and Restated Operating Agreement (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on August 11, 2021)
3.4	Amendment No. 2 to Second Amended and Restated Operating Agreement of 1847 Holdings LLC, dated October 16, 2023 (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed on October 16, 2023)
3.5	Amendment No. 3 to Second Amended and Restated Operating Agreement of 1847 Holdings LLC, dated December 19, 2023 (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-1 filed on January 24, 2024)
4.1	Share Designation of Series B Senior Convertible Preferred Shares (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on March 2, 2022)
4.2	Form of Common Share Purchase Warrant issued by 1847 Holdings LLC on May 8, 2024 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on May 14, 2024)
4.3	Common Share Purchase Warrant issued by 1847 Holdings LLC to Spartan Capital Securities, LLC on May 8, 2024 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on May 14, 2024)
4.4	Form of Pre-Funded Common Share Purchase Warrant, dated February 14, 2024 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on February 15, 2024)
4.5	Warrant Agency Agreement, dated August 11, 2023, between 1847 Holdings LLC and VStock Transfer, LLC and Form of Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on August 14, 2023)
4.6	Common Share Purchase Warrant issued by 1847 Holdings LLC to Spartan Capital Securities, LLC on August 11, 2023 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on August 14, 2023)
4.7	Common Share Purchase Warrant issued by 1847 Holdings LLC to J.H. Darbie & Co., Inc. on February 22, 2023 (incorporated by reference to Exhibit 4.6 to Amendment No. 1 to Registration Statement on Form S-3 filed on April 28, 2023)

4.8	Common Share Purchase Warrant issued by 1847 Holdings LLC to J.H. Darbie & Co., Inc. on February 9, 2023 (incorporated by reference to Exhibit 4.10 to Amendment No. 1 to Registration Statement on Form S-3 filed on April 28, 2023)
4.9	Common Share Purchase Warrant issued by 1847 Holdings LLC to J.H. Darbie & Co., Inc. on February 3, 2023 (incorporated by reference to Exhibit 4.13 to Amendment No. 1 to Registration Statement on Form S-3 filed on April 28, 2023)
4.10	Warrant Agent Agreement, dated January 3, 2023, between 1847 Holdings LLC and VStock Transfer, LLC and form of Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on January 9, 2023)
4.11	Common Share Purchase Warrant issued to Craft Capital Management LLC on August 5, 2022 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on August 8, 2022)
4.12	Common Share Purchase Warrant issued to R.F. Lafferty & Co. Inc. on August 5, 2022 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on August 8, 2022)
4.13	Warrant for Common Shares issued by 1847 Holdings LLC to J.H. Darbie & Co., Inc. on July 8, 2022 (incorporated by reference to Exhibit 4.18 to the Registration Statement on Form S-3 filed on February 1, 2023)
4.14	Warrant for Common Shares issued by 1847 Holdings LLC to Leonite Capital LLC on October 8, 2021 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on October 13, 2021)
5.1	Opinion of Bevilacqua PLLC as to the legality of the common shares
10.1	Management Services Agreement, dated April 15, 2013, between 1847 Holdings LLC and 1847 Partners LLC (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1/A filed on March 14, 2014)
10.2	Amendment No. 1 to Management Services Agreement, dated September 15, 2013, between 1847 Holdings LLC and 1847 Partners LLC (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 filed on February 7, 2014)
10.3	Management Services Agreement, dated February 9, 2023, between 1847 ICU Holdings Inc. and 1847 Partners LLC (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on February 13, 2023)
10.4	Amendment No. 1 to Management Services Agreement, dated March 30, 2023, between 1847 ICU Holdings Inc. and 1847 Partners LLC (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed on April 5, 2023)
10.5	Management Services Agreement, dated March 30, 2021, between 1847 Wolo Inc. and 1847 Partners LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on April 5, 2021)
10.6	Amendment No. 1 to Management Services Agreement, dated March 30, 2023, between 1847 Wolo Inc. and 1847 Partners LLC (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on April 5, 2023)
10.7	Amended and Restated Management Services Agreement, dated October 8, 2021, between 1847 Cabinet Inc. and 1847 Partners LLC (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on October 13, 2021)
10.8	Form of Securities Purchase Agreement, dated May 8, 2024 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 14, 2024)
10.9	Form of Registration Rights Agreement, dated May 8, 2024 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on May 14, 2024)
10.10	Form of 20% OID Subordinated Promissory Note, dated May 8, 2024 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on May 14, 2024)
10.11	Second Amended and Restated 20% OID Subordinated Promissory Note issued by 1847 Holdings LLC to Target Capital 15 LLC on April 9, 2024 (incorporated by reference to Exhibit 10.34 to the Annual Report on Form 10-K filed on April 25, 2024)
10.12	Form of 20% OID Subordinated Promissory Note, dated August 11, 2023 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on August 14, 2023)

10.13	Form of Note Extension Agreement for 20% OID Subordinated Promissory Note, dated February 9, 2024 (incorporated by reference to Exhibit 10.31 to the Annual Report on Form 10-K filed on April 25, 2024)
10.14	Form of Note Extension Agreement for 20% OID Subordinated Promissory Note, dated April 11, 2024
10.15	Amended and Restated Credit and Security Agreement, dated September 11, 2023, among AB Lending SPV I, LLC, d/b/a Mountain Ridge Capital, ICU Eyewear, Inc., ICU Eyewear Holdings, Inc. and 1847 ICU Holdings Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on September 14, 2023)
10.16	Limited Guaranty Agreement, dated September 11, 2023, by 1847 Holdings LLC in favor of AB Lending SPV I, LLC, d/b/a Mountain Ridge Capital (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on September 14, 2023)
10.17	Pledge Agreement, dated September 11, 2023, by 1847 ICU Holdings Inc. in favor of AB Lending SPV I, LLC, d/b/a Mountain Ridge Capital (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on September 14, 2023)
10.18	Pledge Agreement, dated September 11, 2023, by ICU Eyewear Holdings, Inc. in favor of AB Lending SPV I, LLC, d/b/a Mountain Ridge Capital (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on September 14, 2023)
10.19	Trademark Security Agreement, dated September 11, 2023, by 1847 ICU Holdings Inc., ICU Eyewear Holdings, Inc., and ICU Eyewear, Inc., in favor of AB Lending SPV I, LLC, d/b/a Mountain Ridge Capital (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on September 14, 2023)
10.20	Promissory Note issued by 1847 Holdings LLC to Mast Hill Fund, L.P. on February 22, 2023 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on February 28, 2023)
10.21	Letter Agreement, dated August 10, 2023, between Mast Hill Fund, L.P and 1847 Holdings LLC (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed on August 10, 2023)
10.22	Letter Agreement, dated August 31, 2023, between Mast Hill Fund, L.P and 1847 Holdings LLC (incorporated by reference to Exhibit 10.34 to the Registration Statement on Form S-1 filed on January 24, 2024)
10.23	Promissory Note issued by 1847 Holdings LLC to Mast Hill Fund, L.P. on February 9, 2023 (incorporated by reference to Exhibit 10.16 to the Current Report on Form 8-K filed on February 13, 2023)
10.24	Letter Agreement, dated August 9, 2023, between Mast Hill Fund, L.P. and 1847 Holdings LLC (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on August 10, 2023)
10.25	Letter Agreement, dated August 31, 2023, between Mast Hill Fund, L.P and 1847 Holdings LLC (incorporated by reference to Exhibit 10.37 to the Registration Statement on Form S-1 filed on January 24, 2024)
10.26	6% Subordinated Promissory Note issued by 1847 ICU Holdings Inc. to Oceanus Investment Inc. on February 9, 2023 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on February 13, 2023)
10.27	6% Subordinated Promissory Note issued by 1847 ICU Holdings Inc. to SFEP III LLC on February 9, 2023 (incorporated by reference to Exhibit 10.11 to the Annual Report on Form 10-K filed on April 25, 2024)
10.28	6% Subordinated Promissory Note issued by 1847 ICU Holdings Inc. to Richard Conti on February 9, 2023 (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on February 13, 2023)
10.29	6% Subordinated Promissory Note issued by 1847 ICU Holdings Inc. to Kirk Hobbs on February 9, 2023 (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed on February 13, 2023)
10.30	6% Subordinated Promissory Note issued by 1847 ICU Holdings Inc. to LMS Capital on February 9, 2023 (incorporated by reference to Exhibit 10.14 to the Annual Report on Form 10-K filed on April 25, 2024)

10.31	Letter Agreement, dated March 30, 2023, among 1847 Holdings LLC, 1847 Cabinet Inc., Stephen Mallatt, Jr. and Rita Mallatt (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on April 5, 2023)
10.32	6% Subordinated Convertible Promissory Note issued by 1847 Cabinet Inc. to Steven J. Parkey on October 8, 2021 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on October 13, 2021)
10.33	6% Subordinated Convertible Promissory Note issued by 1847 Cabinet Inc. to Jose D. Garcia-Rendon on October 8, 2021 (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on October 13, 2021)
10.34	Exchange Agreement, dated October 8, 2021, among 1847 Holdings LLC, Steven J. Parkey and Jose D. Garcia-Rendon (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on October 13, 2021)
10.35	Note Purchase Agreement, dated October 8, 2021, among 1847 Holdings LLC, 1847 Asien Inc., 1847 Wolo Inc., 1847 Cabinet Inc., Asien’s Appliance, Inc., Wolo Mfg. Corp., Wolo Industrial Horn & Signal, Inc., Kyle’s Custom Wood Shop, Inc., High Mountain Door & Trim Inc., Sierra Homes, LLC, SILAC Insurance Company and Leonite Capital, LLC (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed on October 13, 2021)
10.36	Secured Convertible Promissory Note issued by 1847 Holdings LLC to SILAC Insurance Company on October 8, 2021 (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed on October 13, 2021)
10.37	Secured Convertible Promissory Note issued by 1847 Holdings LLC to SILAC Insurance Company on October 8, 2021 (incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K filed on October 13, 2021)
10.38	Secured Convertible Promissory Note issued by 1847 Holdings LLC to Leonite Capital LLC on October 8, 2021 (incorporated by reference to Exhibit 10.14 to the Current Report on Form 8-K filed on October 13, 2021)
10.39	Guaranty Agreement, dated October 8, 2021, among 1847 Asien Inc., 1847 Wolo Inc., 1847 Cabinet Inc., Asien’s Appliance, Inc., Wolo Mfg. Corp., Wolo Industrial Horn & Signal, Inc., Kyle’s Custom Wood Shop, Inc., High Mountain Door & Trim Inc., Sierra Homes, LLC and Leonite Capital LLC (incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K filed on October 13, 2021)
10.40	Security Agreement, dated October 8, 2021, among 1847 Holdings LLC, 1847 Asien Inc., 1847 Wolo Inc., 1847 Cabinet Inc., Asien’s Appliance, Inc., Wolo Mfg. Corp., Wolo Industrial Horn & Signal, Inc., Kyle’s Custom Wood Shop, Inc., High Mountain Door & Trim Inc., Sierra Homes, LLC and Leonite Capital, LLC (incorporated by reference to Exhibit 10.16 to the Current Report on Form 8-K filed on October 13, 2021)
10.41	Intellectual Property Security Agreement, dated October 8, 2021, among Wolo Mfg. Corp., Wolo Industrial Horn & Signal, Inc. and Leonite Capital, LLC (incorporated by reference to Exhibit 10.17 to the Current Report on Form 8-K filed on October 13, 2021)
10.42	Second Amended and Restated Secured Promissory Note issued by 1847 Holdings LLC to 1847 Cabinet Inc. on October 8, 2021 (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed on October 13, 2021)
10.43	Industrial Lease, dated September 1, 2020, between Kyle’s Custom Wood Shop, Inc. and Stephen Mallatt, Jr. and Rita Mallatt (incorporated by reference to Exhibit 10.47 to the Annual Report on Form 10-K filed on April 15, 2021)
10.44	Standard Lease Agreement, dated June 9, 2021, between Emerald Town, LLC and Kyle’s Custom Wood Shop, Inc. (incorporated by reference to Exhibit 10.22 to Amendment No. 1 to Registration Statement on Form S-1/A filed on January 31, 2022)
10.45	Lease, dated October 29, 2021, between WL-MCK SRI Owner LLC and High Mountain Door & Trim Inc. (incorporated by reference to Exhibit 10.24 to Amendment No. 1 to Registration Statement on Form S-1/A filed on January 31, 2022)
10.46	Lease, dated December 7, 2020, between SW Commerce Reno, LLC and Sierra Homes, LLC (incorporated by reference to Exhibit 10.26 to Amendment No. 1 to Registration Statement on Form S-1/A filed on January 31, 2022)

10.47	Agreement of Lease, dated October 4, 1978, between PKI Reality LLC and Wolo Mfg. Corp., as amended (incorporated by reference to Exhibit 10.27 to Amendment No. 1 to Registration Statement on Form S-1/A filed on January 31, 2022)
10.48†	Employment Offer Letter, dated September 7, 2021, between Vernice L. Howard and 1847 Holdings LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on September 10, 2021)
10.49†	Letter Agreement Regarding the Assignment, Assumption and Amendment of Employment Agreement, dated March 23, 2022, among 1847 Holdings LLC, 1847 HQ Inc. and Vernice L. Howard (incorporated by reference to Exhibit 10.32 to the Annual Report on Form 10-K filed on March 31, 2022)
10.50†	Employment Offer Letter, March 1, 2023, between Glyn C. Milburn and 1847 HQ Inc. (incorporated by reference to Exhibit 10.59 to the Registration Statement on Form S-1 filed on January 24, 2024)
10.51	Form of Independent Director Agreement between 1847 Holdings LLC and each independent director (incorporated by reference to Exhibit 10.31 to Amendment No. 1 to Registration Statement on Form S-1/A filed on January 31, 2022)
10.52	Form of Indemnification Agreement between 1847 Holdings LLC and each independent director (incorporated by reference to Exhibit 10.32 to Amendment No. 1 to Registration Statement on Form S-1/A filed on January 31, 2022)
10.53†	1847 Holdings LLC 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.61 to the Registration Statement on Form S-1 filed on May 18, 2023)
10.54†	Form of Share Option Agreement incorporated by reference to Exhibit 10.62 to the Registration Statement on Form S-1 filed on May 18, 2023)
10.55†	Form of Restricted Share Award Agreement incorporated by reference to Exhibit 10.63 to the Registration Statement on Form S-1 filed on May 18, 2023)
10.56†	Form of Restricted Share Unit Award Agreement incorporated by reference to Exhibit 10.64 to the Registration Statement on Form S-1 filed on May 18, 2023)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed on April 25, 2024)
23.1	Consent of Sadler, Gibb & Associates, LLC
23.2	Consent of Bevilacqua PLLC (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement)
101.INS	XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107	Exhibit Filing Fees

†	Executive compensation plan or arrangement

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sells are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 31, 2024.

1847 HOLDINGS LLC

By:	/s/ Ellery W. Roberts
Ellery W. Roberts Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Ellery W. Roberts and Vernice L. Howard as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file a new registration statement under Rule 461, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Ellery W. Roberts	Chairman and Chief Executive Officer	May 31, 2024
Ellery W. Roberts	(principal executive officer)

/s/ Vernice L. Howard	Chief Financial Officer	May 31, 2024
Vernice L. Howard	(principal financial and accounting officer)

/s/ Robert D. Barry	Director	May 31, 2024
Robert D. Barry

/s/ Michele A. Chow-Tai	Director	May 31, 2024
Michele A. Chow-Tai

/s/ Clark R. Crosnoe	Director	May 31, 2024
Clark R. Crosnoe

/s/ Paul A. Froning	Director	May 31, 2024
Paul A. Froning

/s/ Tracy S. Harris	Director	May 31, 2024
Tracy S. Harris

/s/ Lawrence X. Taylor	Director	May 31, 2024
Lawrence X. Taylor